UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
ACT OF 1934

Date of Report (Date of earliest event reported): June 16, 2011

A123 Systems, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34463	04-3583876
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

A123 Systems, Inc. 200 West Street Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 617-778-5700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 16, 2011, the Company awarded restricted stock units (“RSUs”) to certain non-employee directors listed below.  Each RSU will be granted pursuant to a Restricted Stock Unit Agreement (each, a “Restricted Stock Unit Agreement”) under the Company’s 2009 Stock Incentive Plan (the “Plan”).  The number of RSUs granted to each of the recipients is set forth opposite his name below:

Director	Number of RSUs
Desh Deshpande	10,000
Gary Haroian	10,000
Arthur Goldstein	10,000
Paul Jacobs	10,000
Jeff McCarthy	10,000

The Restricted Stock Unit Agreement to be executed between the Company and each recipient provides that the RSUs granted to each recipient will vest as to 6.25% of the original number of RSUs at the end of each quarter following the grant date.  If the recipient ceases to be a member of the Board of Directors of the Company for any reason before the vesting of any RSUs, the recipient will automatically forfeit all rights to any RSUs for which vesting has not occurred; provided, however, that in the event the Company consummates a “change of control” transaction, all of the recipient’s RSUs will vest upon the consummation of such transaction.  Subject to the foregoing, until each applicable vesting date, the recipient will have no rights to any shares, and until the Company delivers the shares to the recipient, the recipient will not have any rights associated with such shares, including without limitation dividend or voting rights.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A123 SYSTEMS, INC.

Date: June 20, 2011	By:	/ s/ Eric J. Pyenson
Eric J. Pyenson
General Counsel